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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
        Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 24, 2005


                                   R & B, Inc.
              (Exact name of registrant as specified in its charter)


     Pennsylvania                     000-18914               23-2078856
     ------------                     ---------               ----------
    (State or other                  (Commission            (IRS Employer
    jurisdiction of                  File Number)         Identification No.)
    incorporation)

                             3400 East Walnut Street
                           Colmar, Pennsylvania 18915
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: 215-997-1800

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Item 1.01. Entry into a Material Definitive Agreement.

        On May 23, 2005, R&B, Inc. (the "Company") entered into an amendment to its Revolving Credit Facility by and among the Company and Wachovia Bank, National Association. The amendment extended the term of the Revolving Credit Facility through June 30, 2007 and increased the maximum aggregate credit amount under the Revolving Credit Facility from Ten Million Dollars ($10,000,000) to Twenty Million Dollars ($20,000,000). Borrowings under the amended Revolving Credit Facility are on an unsecured basis with interest rates ranging from LIBOR plus 65 basis points to 150 basis points depending upon the the Company's ratio between net debt to EBITDA. The amendment includes an Unused Facility Fee equal to 0.125% on the amount of any and all unused portion of the facility. Wachovia is the Company's primary provider of financial banking services.

Item 9.01(c) Exhibits

        Exhibit 99.1 Amendment dated May 23, 2005 to the Company's Revolving Credit Facility.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    R&B, Inc.
                                  (Registrant)


Dated: May 24, 2005               By: /s/ Mathias J. Barton
                                      -----------------------------------------
                                      Mathias J. Barton
                                      Chief Financial Officer and
                                      Principal Accounting Officer

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